Exhibit 99(b)

STATEMENT UNDER OATH OF
PRINCIPAL FINANCIAL OFFICER
REGARDING FACTS AND CIRCUMSTANCES RELATING
TO EXCHANGE ACT FILINGS

   I, Joseph P. Pawlowski, principal financial officer, state and attest that:

   (1)    To the best of my knowledge, based upon a review of the covered reports of National Fuel Gas Company, and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

   (2)    I have reviewed the contents of this statement with the Company's audit committee.

   (3)     In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

  Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2001;

  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of National Fuel Gas Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  any amendments to any of the foregoing.

Subscribed and sworn to
/s/ Joseph P. Pawlowski	before me this 13th day of
Joseph P. Pawlowski	August, 2002.
Treasurer and Principal Financial Officer
August 13, 2002	/s/ Janet M. Conrad
Notary Public

My Commission Expires: 2-28-03